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                                                                   EXHIBIT 10.15



                                 PROMISSORY NOTE


Principal Amount: USD $90,000                               Nassau, Bahamas
                                                            June 30, 2000


FOR VALUE RECEIVED, the undersigned, COMMODORE SALES CORP, ("Commodore") promises to pay to the order of NETSTAFF, INC. ("NetStaff") at the City of San Francisco, California, on September 30, 2001 the sum of Ninety Thousand Dollars ($90,000) with no accrued interest, expenses or deductions. Subject specifically to the Performance Agreement between NetStaff and Commodore, dated June 30, 2000, a copy of which is attached hereto.

Payment of the above sum is conditioned upon NetStaff achieving gross revenue of a minimum of $1 million solely and directly from NetStaff MLS by September 30, 2000, separate and apart form any license fees received from Commodore. In the event that NetStaff fails to meet such condition, this Promissory Note shall automatically be declared null and void, canceled and of no further effect, with no requirement of notice to be given by either party. The P & L statements of NetStaff, Inc. shall be conclusive evidence of NetStaff's gross revenues as of September 30, 2000.

Presentment for payment, demand, protest and notice of dishonour and protest hereof are hereby waived.


                                        COMMODORE SALES CORP.
                                        Per:

                                        /s/ DAVID GUEVARA
                                        ---------------------------------
                                        David Guevara
                                        Authorized Signatory